Exhibit 99.1

Orthofix Announces Appointment of Wayne Burris to Board of Directors

LEWISVILLE, TEXAS — September 23, 2021 — Orthofix Medical Inc. (NASDAQ:OFIX), a global medical device company with a spine and orthopedics focus, today announced that Wayne C. Burris has been named to the Company’s Board of Directors and appointed to the Audit and Finance Committee.

Mr. Burris served as the Senior Vice President and Chief Financial Officer (CFO) at Roche Diagnostics Corporation from 1996 through his retirement in July 2019. He was a member of the Global Roche Diagnostics Finance Executive Committee where he was recognized as one of their top senior leaders.

“We are very pleased that Wayne is joining the Orthofix Board of Directors,” said Catherine Burzik, Chair of the Board. “His strong background in U.S. and international accounting and finance, coupled with his more than 35 years of experience at Roche in various diagnostics, pharma, and orthopedic businesses, makes him well suited to serve on the Orthofix Board as we continue to grow and accelerate our business.”

During his time as Senior Vice President and CFO at Roche, Mr. Burris held various roles of increasing responsibility, including as the head of global finance for the diabetes care business where he provided financial oversight for all aspects of the business including sales and marketing, research and development, operations, regulatory and quality. In these roles, he provided strategic and business development guidance broadly across the Roche organization. Before joining Roche Diagnostics, Mr. Burris was a senior manager for Price Waterhouse LLP.

Mr. Burris is a Certified Public Accountant and has a Bachelor of Science in Accounting and Finance from Butler University. He has been instrumental in expanding and cultivating the State of Indiana Lifesciences environment while serving within numerous community organizations, including being a founding board member of the Indiana Biosciences Research Institute and on the Board of Directors and Executive Committee for BioCrossroads.

About Orthofix

Orthofix Medical Inc. is a global medical device with a spine and orthopedics focus. The Company’s mission is to deliver innovative, quality-driven solutions as we partner with health care professionals to improve patients’ lives. Headquartered in Lewisville, Texas, Orthofix’s spine and orthopedic products are distributed in more than 60 countries via the Company's sales representatives and distributors. For more information, please visit www.Orthofix.com.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. These forward-looking statements are not guarantees of our future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict, including the risks described in Part I, Item 1A under the heading Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”). As a result of these various risks, our actual outcomes and results may differ materially from those expressed in these forward-looking statements.

We discuss some of these matters more fully, as well as certain risk factors that could affect our business, financial condition, results of operations, and prospects, in reports we file from time-to-time with the SEC, which are available to read at www.sec.gov. Any or all forward-looking statements that we make may turn out to be wrong (due to inaccurate assumptions that we make or otherwise), and our actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to update, and expressly disclaim any duty to update, our forward-looking statements, whether as a result of circumstances or events that arise after the date hereof, new information, or otherwise.

CONTACT:
Alexa Huerta	Denise Landry
Investor Relations	Media Relations
Tel 214 937 3190	Tel 214 937 2529
alexahuerta@orthofix.com	deniselandry@orthofix.com